UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

STORE Capital LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36739	88-4051712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director. Effective November 13, 2025, Daniel Santiago resigned from all positions that he held at STORE Capital LLC (the “Company”) and its subsidiaries, including as a member of the Board of Directors (the “Board”).

Appointment of New Directors. On November 13, 2025, in connection with the resignation of Mr. Santiago, the Board authorized the appointment of Thomas Shin and Luiz Paiva to the Board, effective as of November 13, 2025.

Mr. Shin joined GIC in 2010 and is a Managing Director on the Americas Real Estate Investment Team. In this role, he leads the real estate team in San Francisco where he oversees fund investments and strategic alternative sectors, while serving as a member of the Americas Real Estate Investment Committee. Prior to joining GIC, he was an investment manager at Prologis. Mr. Shin holds a bachelor of science degree from Carnegie Mellon University.

Mr. Paiva joined GIC in 2021 and is a Vice President on the Americas Real Estate Investment Team. In this role, Mr. Paiva oversees investments and relationships in Brazil and the rest of South America. Prior to joining GIC, Mr. Paiva was an investment banker at Artica Investments. Mr. Paiva holds a bachelor degree in Mechanical-Aeronautical Engineering from ITA - Instituto Tecnológico de Aeronáutica, where he graduated magna cum laude. He is also a CFA charterholder.

In accordance with the terms of the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 24, 2025 (the “LLC Agreement”), Messrs. Shin and Paiva will not be entitled to receive any compensation from the Company for their services rendered as directors.

GIC nominated Messrs. Shin and Paiva (and had previously nominated Mr. Santiago) to the Board, pursuant to its Board member designation rights in the LLC Agreement. There is no family relationship between Messrs. Shin and Paiva or any of the Company’s other directors or executive officers. Due to their positions at GIC, each of Messrs. Shin and Paiva is a party to the related party transactions disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital LLC

Dated: November 18, 2025

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel